UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Copano Energy, L.L.C.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPANO ENERGY, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
TO BE HELD ON OCTOBER 27, 2005

Dear Unitholders:

You are cordially invited to attend a Special Meeting of Unitholders (the “Special Meeting”) of Copano Energy, L.L.C., a Delaware limited liability company (“Copano”), which will be held on Thursday, October 27, 2005, at 9:00 a.m., Central Standard Time, at 2727 Allen Parkway, Ground Level, Meeting Room 1, Houston, Texas 77019. The Special Meeting will be held for the following purposes:

1.                To vote upon (a) a change in the terms of our Class B units to provide that each unit will automatically convert into one of our common units and (b) the issuance of 4,830,758 additional common units upon such conversion (the “Class B Conversion and Issuance Proposal”).

2.                A proposal to approve an amendment to the Copano Energy, L.L.C. Long-Term Incentive Plan (the “LTIP”) to (i) increase the total number of common units authorized to be issued under the LTIP to the lesser of (a) 2,500,000 units or (b) the number of units equal to 10% of the sum of total common units outstanding and the total number of common units that may be issued to the holders of any outstanding equity securities convertible into common units, exclusive of outstanding awards under the LTIP, determined at the time of any award, (ii) provide that not more that 30% of the total number of common units authorized to be issued under the LTIP may be delivered in payment of restricted units and/or phantom units, (iii) designate consultants of the Company as a class eligible for awards under the LTIP and (iv) permit the Compensation Committee of Copano’s Board of Directors, in its discretion, to delegate any of its administrative powers under the LTIP to Copano’s Chief Executive Officer (other than with respect to grants made to executive officers and directors) (the “LTIP Amendment Proposal”).

Our Board of Directors unanimously recommends that the common and subordinated unitholders approve the Class B Conversion and Issuance Proposal and the LTIP Amendment Proposal.

We are submitting the Class B Conversion and Issuance Proposal to you as a result of our acquisition of ScissorTail Energy, LLC from ScissorTail Holdings, LLC and Hamilton ScissorTail LLC on August 1, 2005, for approximately $495 million in cash (the “ScissorTail Acquisition”). To partially finance the ScissorTail Acquisition, we sold 4,830,758 Class B units at $28.05 per unit to certain institutional investors. The sales price of the Class B units was based on the ten-day average closing price for Copano’s common units ending on June 15, 2005, with the application of a 4.5% discount. Concurrently with their acquisition of Class B units on August 1, 2005, the institutional investors also purchased 1,372,458 common units to provide additional financing for the ScissorTail Acquisition.

We chose to include issuance of Class B units in financing the ScissorTail Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained but at a risk of delaying the completion of the acquisition. For example, to have issued all the requisite equity capital in the form of common units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed completion of the transaction. Any delay in consummating the ScissorTail Acquisition would have subjected the transaction to risk of competing bidders or other risks to the successful consummation of the transaction. The institutional investors agreed to accept Class B units in lieu of additional common units, provided we would ask our unitholders to approve the conversion of the Class B units into common units as soon as practicable but no later than 180 days after acquisition by the institutional investors of the Class B units. We are now asking you for this approval.

If our common and subordinated unitholders approve the proposal, the Class B units will automatically convert into an equal number of common units. If our common and subordinated unitholders do not approve the proposal, the Class B units will continue to receive from us 110% of the per unit distributions paid on our common units, reducing the amount of cash available for distribution on the common and subordinated units. The failure to approve the proposal would have no effect on our acquisition of ScissorTail, our issuance of 1,372,458 common units to the institutional investors, the listing of these units on the NASDAQ National Market or our issuance of 4,830,758 Class B units to the institutional investors.

In addition, we are also asking you to approve the LTIP Amendment Proposal, which was previously approved and adopted by our Board of Directors, subject to unitholder approval. We believe that these amendments are necessary in order to continue to attract and retain high caliber individuals to serve as officers, directors, employees and consultants of the Company and to increase the efficiency of the administration of the LTIP.

We urge you to read the accompanying Proxy Statement carefully as it sets forth important information about the Class B Conversion and Issuance Proposal, the LTIP Amendment Proposal and the Special Meeting. Adoption of each of the Class B Conversion and Issuance Proposal and the LTIP Amendment Proposal requires the affirmative vote of a majority of the votes entitled to be cast on each such proposal at the Special Meeting by holders of common and subordinated units, provided that the total votes cast represent over 50% in interest of all outstanding common units and subordinated units.

Only holders of record of common units and subordinated units at the close of business on September 19, 2005, are entitled to receive notice of and to vote at the Special Meeting or any adjournments or postponement thereof. Common units purchased by the institutional investors simultaneously with the Class B units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ National Market. A list of our holders will be available for examination at the Special Meeting and at Copano’s office at least ten days prior to the Special Meeting.

By Order of the Board of Directors,

Douglas L. Lawing
Vice President, General Counsel and Secretary
Houston, Texas
September , 2005

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COPANO ENERGY, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019

PROXY STATEMENT

Special Meeting of Unitholders
To Be Held on Thursday, October 27, 2005

This Proxy Statement, which was first mailed to our unitholders on September      , 2005, is being furnished to you in connection with the solicitation of proxies by and on behalf of our Board of Directors for use at a Special Meeting of Unitholders (the “Special Meeting”) or at any adjournments or postponements thereof. The Special Meeting will be held on Thursday, October 27, 2005, at 9:00 a.m., Central Standard Time, at 2727 Allen Parkway, Ground Level, Meeting Room 1, Houston, Texas 77019. Only holders of record of common units and subordinated units at the close of business on September 19, 2005 (the “Record Date”) are entitled to notice of, and are entitled to vote at, the Special Meeting and any adjournments or postponement thereof, unless such adjournment or postponement is for more than 45 days, in which event we will set a new record date. Common units purchased simultaneously with our Class B units are not entitled to vote on the Class B Conversion and Issuance Proposal (as defined herein) according to the rules of The NASDAQ National Market. Unless the context requires otherwise, the terms “our,” “we,” “us” and similar terms refer to Copano Energy, L.L.C., together with its consolidated subsidiaries.

Proposals

At the Special Meeting of Unitholders, we are asking our common unitholders and subordinated unitholders, voting together as a single class, to consider and act upon  proposals to:

•       (a) change the terms of our Class B units to provide that each unit will automatically convert into one of our common units and (b) issue 4,830,758 additional common units upon such conversion (the “Class B Conversion and Issuance Proposal); and

•       approve an amendment to the Copano Energy, L.L.C. Long-Term Incentive Plan (the “LTIP”) to (i) increase the total number of common units authorized to be issued under the LTIP to the lesser of (a) 2,500,000 units or (b) the number of units equal to 10% of the sum of total common units outstanding and the total number of common units that may be issued to the holders of any outstanding equity securities convertible into common units, exclusive of outstanding awards under the LTIP, determined at the time of any award, (ii) provide that not more that 30% of the total number of common units authorized to be issued under the LTIP may be delivered in payment of restricted units and/or phantom units, (iii) designate consultants of the Company as a class eligible for awards under the LTIP and (iv) permit the Compensation Committee of our Board of Directors, in its discretion, to delegate any of its administrative powers under the LTIP to our Chief Executive Officer (other than with respect to grants made to executive officers and directors) (the “LTIP Amendment Proposal”).

Quorum Required

The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding common units and subordinated units is necessary to constitute a quorum for purposes of voting on the proposals at the Special Meeting. Abstention votes will count as present for purposes of establishing a quorum on the proposals.

How to Vote

You may vote in person at the Special Meeting or by proxy. Even if you plan to attend the Special Meeting, we encourage you to complete, sign and return your proxy card in advance of the Special Meeting. If you plan to attend the Special Meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your units are held in the name of a broker, you must obtain from the brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the units. Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the Special Meeting.

Revoking Your Proxy

You may revoke your proxy before it is voted at the Special Meeting as follows: (i) by delivering, before or at the Special Meeting, a new proxy with a later date, (ii) by delivering, on or before the business day prior to the Special Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Special Meeting, (iii) by attending the Special Meeting in person and voting, although your attendance at the Special Meeting, without actually voting, will not by itself revoke a previously granted proxy or (iv) if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

Outstanding Common and Subordinated Units Held on Record Date

As of the Record Date, there were 8,547,090 outstanding common units and 3,519,126 outstanding subordinated units entitled to vote at the Special Meeting. 1,372,458 of the outstanding common units are not entitled to vote on the Class B Conversion and Issuance Proposal but are entitled to vote on the LTIP Amendment Proposal.

Common and Subordinated Units Owned by Our Affiliates as of the Record Date

As of the Record Date: (i) Copano Partners Trust held 763,221 common units and 1,317,733 subordinated units; (ii) DLJ Merchant Banking Partners III, L.P. and affiliated funds, which are affiliates of Credit Suisse First Boston Private Equity (the “CFSB Entities”), held 230,560 common units and 874,924 subordinated units; (iii) EnCap Energy Capital Fund III, L.P. and affiliated funds, which are affiliated funds of EnCap Investments L.P., held 642,324 subordinated units; and (iv) our directors and executive officers collectively held 157,639 common units and 110,345 subordinated units, excluding units held by Copano Partners Trust. Please read “Security Ownership of Certain Beneficial Owners and Management.”

In conjunction with the sale of Class B units and common units to the Investors (as defined herein), Copano Partners Trust, the CSFB Entities, R. Bruce Northcutt, President and Chief Operating Officer of Copano, and Matthew J. Assiff, Senior Vice President and Chief Financial Officer of Copano, entered into a voting agreement (the “Unitholder Voting Agreement”), pursuant to which they agreed to vote all of the common units and subordinated units beneficially owned by them in favor of the conversion of the Class B units into common units at any meeting of the unitholders convened to consider and vote upon the conversion of Class B units to common units. Copano Partners Trust, the CSFB entities, Mr. Northcutt and Mr. Assiff collectively held 1,057,692 common units and 2,303,002 subordinated units as of the Record Date, representing approximately % of the outstanding units entitled to vote on the Class B Conversion and Issuance Proposal as of the Record Date.

Additionally, pursuant to the agreement among the Company and the Investors (as defined herein) regarding the purchase of the Class B units and the common units (the “Class B and Common Unit Purchase Agreement”), each of the Investors agreed to vote all of their common units and subordinated units, with the exception of the common units purchased in connection with the ScissorTail Acquisition, in favor of the conversion of the Class B units into common units. Common units purchased by the Investors simultaneously with the Class B units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ National Market. Based solely upon transactions known to the Company the Investors collectively held no common units and 442,300 subordinated units entitled to vote on the Class B Conversion and Issuance Proposal as of the Record Date, representing approximately 3.8% of the outstanding units entitled to vote on the Class B Conversion and Issuance Proposal.

For additional copies of this Proxy Statement or proxy cards or if you have any questions about the Special Meeting, please contact D.F. King & Co., Inc., our proxy solicitor, at 48 Wall Street, New York, New York 10005. Banks and brokerage firms, please call (212) 269-5550. Unitholders, please call (800) 967-7858.

QUESTIONS AND ANSWERS

Q:            WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A:             The purpose of the Special Meeting is for our common and subordinated unitholders to consider and act upon proposals to approve:

•       (a) a change in the terms of our Class B units to provide that each unit will automatically convert into one of our common units and (b) the issuance of 4,830,758 additional common units upon such conversion. We refer to this proposal in this Proxy Statement as the Class B Conversion and Issuance Proposal.

On August 1, 2005, we consummated the acquisition of ScissorTail Energy, LLC (the “ScissorTail Acquisition”) for $495 million in cash, and financed the acquisition in part by the sale of 1,372,458 common units and 4,830,758 Class B units to Kayne Anderson MLP Investment Company, RCH Energy MLP Fund LP, RCH Energy MLP Fund-A LP, Goldman, Sachs & Co., on behalf of its Principal Strategies Group, Tortoise Energy Infrastructure Corporation, Tortoise Energy Capital Corporation, Energy Income and Growth Fund, Fiduciary/Claymore MLP Opportunity Fund, Alerian Opportunity Partners LP, Alerian Capital Partners LP, Strome MLP Fund, L.P., Strome Alpha, LP and Strome Family Foundation (the “Investors”). The Class B units represent a new class of equity securities that is entitled to a special quarterly distribution equal to 110% of the per unit distribution received by the common units, has no voting rights other than as required by law and is subordinated to the common units on dissolution and liquidation. We chose to include issuance of Class B units in financing the ScissorTail Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained but at a risk of delaying the completion of the acquisition. For example, to have issued all the requisite equity capital in the form of common units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed completion of the transaction. Any delay in consummating the ScissorTail Acquisition would have subjected the transaction to risk of competing bidders or other risks to the successful consummation of the transaction.

ScissorTail Energy, L.L.C. (“ScissorTail”) is a Tulsa-based provider of natural gas midstream services in Central and Eastern Oklahoma. ScissorTail’s assets consist primarily of 3,200 miles of gathering pipelines and three processing plants. For a more detailed discussion of the transaction, see “Class B Conversion and Issuance Proposal—Background.”

•       an amendment to the LTIP to (i) increase the total number of common units authorized to be issued under the LTIP to the lesser of (a) 2,500,000 units or (b) the number of units equal to 10% of the sum of total common units outstanding and the total number of common units that may be issued to the holders of any outstanding equity securities convertible into common units, exclusive of outstanding awards under the LTIP, determined at the time of any award, (ii) provide that not more that 30% of the total number of common units authorized to be issued under the LTIP may be delivered in payment of restricted units and/or phantom units, (iii) designate consultants of the Company as a class eligible for awards under the LTIP and (iv) permit the Compensation Committee of our Board of Directors, in its discretion, to delegate any of its administrative powers under the LTIP to our Chief Executive Officer (other than with respect to grants made to executive officers and directors).

Class B Conversion and Issuance Proposal

Q:            WHAT HAPPENS IF THE REQUIRED APPROVAL FOR THE CLASS B CONVERSION AND ISSUANCE PROPOSAL IS OBTAINED?

A:             Each outstanding Class B unit will automatically be converted into one common unit upon approval and the new common units will be issued and listed on The NASDAQ National Market. For purposes of future distributions, former Class B unitholders will become common unitholders and will no longer be entitled to 110% of per unit common unit distributions. The voting power of each common unit and subordinated unit will be decreased due to the conversion of nonvoting Class B units to voting common units.

Q:            WHAT HAPPENS IF THE REQUIRED APPROVAL FOR THE CLASS B CONVERSION AND ISSUANCE PROPOSAL IS NOT OBTAINED?

A:             If our common unitholders and subordinated unitholders do not approve the conversion of Class B units to common units, each Class B unit will continue to receive 110% of the amount of distributions paid on each common unit. This distribution reduces the amount of cash available for common unitholders and subordinated unitholders. Upon written notice from the parties holding a majority of the Class B units, a second vote will occur to consider conversion of Class B units to common units. If approval is not obtained at the second vote, the proposal to convert Class B units to common units will be voted upon at no more than two subsequent annual meetings of our unitholders.

Q:            WHAT VOTE IS REQUIRED TO APPROVE THE CLASS B CONVERSION AND ISSUANCE PROPOSAL?

A:             Adoption of the Class B Conversion and Issuance Proposal requires the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting by holders of common units and subordinated units, voting together as one class, provided that the total votes cast represent over 50% in interest of all outstanding common units and subordinated units. Common units purchased by the Investors simultaneously with the Class B units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ National Market. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

In conjunction with the sale of Class B units and common units to the Investors, Copano Partners Trust, the CSFB Entities, R. Bruce Northcutt, President and Chief Operating Officer of Copano, and Matthew J. Assiff, Senior Vice President and Chief Financial Officer of Copano entered into the Unitholder Voting Agreement, pursuant to which they agreed to vote all of the common units and subordinated units beneficially owned by them in favor of the conversion of the Class B units into common units at any meeting of the unitholders convened to consider and vote upon the conversion of Class B units to common units. Copano Partners Trust, the CSFB entities, Mr. Northcutt and Mr. Assiff collectively held 1,057,692 common units and 2,303,002 subordinated units as of the Record Date, representing approximately 28.7% of the outstanding units entitled to vote on the Class B Conversion and Issuance Proposal.

Additionally, pursuant to the Class B and Common Unit Purchase Agreement, each of the Investors agreed to vote all of their eligible common units and subordinated units, in favor of the conversion of the Class B units into common units. Based solely upon transactions known to the Company the Investors collectively held no common units and 442,300 subordinated units entitled to vote on the Class B

Conversion and Issuance Proposal as of the Record Date, representing approximately 3.8% of the outstanding units entitled to vote on the Class B Conversion and Issuance Proposal.

Because the affirmative votes of the parties mentioned above are not sufficient to approve the proposal, we urge you to vote your common units and subordinated units in person or by mail as provided in this Proxy Statement.

LTIP Amendment Proposal

Q:            WHAT HAPPENS IF THE LTIP AMENDMENT PROPOSAL IS APPROVED?

A:             We will use the additional common units deliverable under the LTIP to provide incentive to our officers, directors, employees and consultants for superior performance and to enhance our ability to attract and retain the services of individuals essential for our growth and profitability. Additionally, upon adoption of the LTIP Amendment Proposal, it is anticipated that our Compensation Committee will delegate its authority under the LTIP, within defined parameters, to our Chief Executive Officer with respect to the grant of awards to newly-hired non-officer employees. The LTIP will continue to be administered under the direction of the Compensation Committee of our Board of Directors.

Q:            WHAT HAPPENS IF THE LTIP AMENDMENT PROPOSAL IS NOT APPROVED?

A:             As of the date hereof, the Company has made awards under the LTIP to its independent directors and to all its Employees (as defined in the LTIP) with the exception of its Chairman of the Board and Chief Executive Officer. These grants include awards of approximately 86,000 restricted units and options to acquire approximately 169,000 common units to new employees in connection with the ScissorTail Acquisition. Accordingly, approximately 185,000 common units are currently available for delivery with respect to awards under the LTIP out of the initial 800,000 common units authorized at the time of the Company’s initial public offering. If the LTIP Proposal is not approved, we will be unable to award any grants under the LTIP beyond the current outstanding number of authorized common units because the NASDAQ Marketplace Rules require unitholder approval of such increase in authorized units under an equity compensation plan. Once current availability under the LTIP is exhausted, the Board would be required to consider alternatives available to help attract, retain and motivate new employees and key individuals who are currently our employees or who become employees as a result of any future acquisitions. Also, if the LTIP Amendment Proposal is not approved, our Compensation Committee would be required to continue to meet to consider each award under the LTIP without regard to the identity of the grantee or the number of common units subject to the award. Finally, absent approval of the LTIP Amendment Proposal, our Compensation Committee would not have the flexibility to include awards under the LTIP as a component of an independent consultant’s compensation package.

Q:            WHAT VOTE IS REQUIRED TO APPROVE THE LTIP AMENDMENT PROPOSAL?

A:             Adoption of the LTIP Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by holders of common units and subordinated units, voting together as one class, provided that the total votes cast represent over 50% in interest of all outstanding common units and subordinated units. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

The Special Meeting; Voting

Q:            WHO IS SOLICITING MY PROXY

A:             We are sending you this Proxy Statement in connection with our solicitation of proxies for use at our Special Meeting of common and subordinated unitholders. Certain directors, officers and employees of Copano and D.F. King & Co., our proxy solicitor, may also solicit proxies on our behalf by mail, phone, fax or in person. You may obtain information regarding the Special Meeting from D.F. King & Co as follows: 48 Wall Street, New York, New York 10005. Banks and brokerage firms, please call (212) 269-5550. Unitholders, please call (800) 967-7858.

Q:            WHEN AND WHERE IS THE SPECIAL MEETING?

A:             The Special Meeting will be held on Thursday, October 27, at 9:00 a.m. Central Standard Time, at 2727 Allen Parkway, Ground Level, Meeting Room 1, Houston, Texas 77019.

Q:            WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:             Only holders of record of common units and subordinated units at the close of business on September 19, 2005 are entitled to notice of, and to vote at, the Special Meeting. Common units purchased by the Investors simultaneously with the Class B units are not entitled to vote on the Class B Conversion and Issuance Proposal according to the rules of The NASDAQ National Market.

Q:            HOW DO I VOTE?

A:             After you read and carefully consider the information contained or incorporated by reference in this Proxy Statement, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your common and subordinated units may be represented at the Special Meeting. You may also vote by attending the Special Meeting and voting your common units or subordinated units in person. Even if you plan to attend the Special Meeting, your plans may change, so it is recommended that you complete, sign and return your proxy card or vote by otherwise following the instructions on the proxy card in advance of the Special Meeting.

Q:            MAY I CHANGE MY VOTE AFTER RETURNING A PROXY CARD?

A:             Yes. To change your vote after you have submitted your proxy card, send in a later dated, signed proxy card to us or attend the Special Meeting and vote in person. You may also revoke your proxy by sending in a notice of revocation to our Secretary at the address set forth in the notice of the Special Meeting. Please note that attendance at the Special Meeting will not by itself revoke a previously granted proxy.

Q:            HOW DO I VOTE MY COMMON UNITS IF THEY ARE HELD IN “STREET NAME”?

A:             Your broker will not vote your common units unless you provide instructions on how to vote. Please contact your broker if you have not received a request for voting instructions. If you have instructed your broker to vote your units and wish to change those instructions before the vote at the Special Meeting, you must follow the directions received from your broker.

PROPOSAL ONE—CLASS B CONVERSION AND ISSUANCE PROPOSAL

Background

On June 20, 2005, we entered into a definitive Membership Interest Purchase Agreement (“ScissorTail Acquisition Agreement”) to acquire Tulsa-based ScissorTail. Pursuant to the ScissorTail Acquisition Agreement, on August 1, 2005, a newly formed subsidiary of ours acquired all of the membership interests in ScissorTail for $495 million in cash, subject to certain closing adjustments. We financed the ScissorTail Acquisition and related costs with:

•       Borrowings of approximately $179.0 million of the $232.0 million initially borrowed under a new $350 million senior secured revolving credit facility;

•       Borrowings of $170 million under a new senior unsecured term loan facility; and

•       Net proceeds from a $175 million private placement of 1,372,458 common units and 4,830,758 Class B units.

We chose to include issuance of Class B units in financing the ScissorTail Acquisition because this form of financing provided timely access to the requisite equity capital at prices that we believe were competitive. Alternative sources of equity could have potentially been obtained but at a risk of delaying the completion of the acquisition. For example, to have issued all the requisite equity capital in the form of common units would have required a unitholder vote prior to such issuance under the NASDAQ Marketplace Rules and thereby delayed completion of the transaction. Any delay in consummating the ScissorTail Acquisition would have subjected the transaction to risk of competing bidders or other risks to the successful consummation of the transaction. The Investors agreed to accept Class B units in lieu of additional common units, provided we would ask our unitholders to approve the conversion of the Class B units into common units as soon as practicable, but no later than 180 days after acquisition of the Class B units.

Adoption of the Class B Conversion and Issuance Proposal requires the affirmative vote of a majority of the votes entitled to be cast at the Special Meeting by holders of common units and subordinated units, voting together as one class, provided that the total votes cast represent over 50% in interest of all outstanding common units and subordinated units. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

The Proposal

At the Special Meeting, our common unitholders and subordinated unitholders will consider and act upon a proposal to approve: (a) a change in the terms of our 4,830,758 Class B units to provide that each Class B unit will automatically convert into one common unit effective upon such approval and (b) our issuance of 4,830,758 additional common units upon conversion of the Class B units.

Effects of Approval

If our common unitholders and subordinated unitholders approve the conversion of Class B units at the Special Meeting, each outstanding Class B unit will automatically convert into one common unit upon approval and will be listed on The NASDAQ National Market. For purposes of future distributions, former Class B unitholders will become common unitholders and will no longer be entitled to 110% of per unit common unit distributions. The voting power of each common unit and subordinated unit will be decreased due to the conversion of nonvoting Class B units to voting common units.

Effects of Failure to Approve

Each Class B unit currently is entitled to receive 110% of the amount of distributions paid on each common unit. If our common unitholders and subordinated unitholders do not approve the conversion of Class B units to common units, each Class B unit will continue to receive 110% of the amount of distributions paid on each common unit. This distribution reduces the amount of cash available for common unitholders and subordinated unitholders. Upon written notice from the parties holding a majority of the Class B units, a second vote will occur to consider conversion of Class B units to common units. If approval is not obtained pursuant to the second vote, the proposal to convert Class B units to common units will be voted upon at no more than two subsequent annual meetings of our unitholders.

The 110% distribution terminates if at any time there are no longer any Class B units outstanding, which would occur upon the automatic conversion of the Class B units into common units either (1) upon receipt of approval by unitholders of the Class B Conversion and Issuance Proposal, whether at this Special Meeting or a subsequent meeting, or (2) if at any time unitholder approval is no longer required under the NASDAQ Marketplace Rules as a condition to the listing on the NASDAQ of the common units that would be issued upon such conversion.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THE CLASS B CONVERSION AND ISSUANCE PROPOSAL.

Reasons for Board of Directors’ Recommendation

Our Board of Directors believes that the Class B Conversion and Issuance Proposal is in the best interests of our Company and our common and subordinated unitholders and should be approved for the following reasons:

•       If our unitholders fail to approve the Class B Conversion and Issuance Proposal, each Class B common unit will continue to be entitled to receive 110% of the amount of distributions paid on each common unit. This would reduce the amount of cash available to be distributed to the common and subordinated unitholders.

•       The issuance of all common units in connection with the ScissorTail Acquisition would have required a unitholder vote under the NASDAQ listing rules prior to issuance, which would have delayed the ScissorTail Acquisition and subjected its consummation to additional risk. Instead, the Investors agreed to take a portion of the equity capital that they were willing to provide in the form of Class B units, provided that we agreed to seek unitholder approval for the conversion of the Class B units into common units as soon as practicable, but in any event not later than 180 days after the consummation of the ScissorTail Acquisition. As a result, the ScissorTail Acquisition was not subject to delay or the additional risk of a failed closing condition.

•       If our common and subordinated unitholders fail to approve the Class B Conversion and Issuance Proposal at this Special Meeting, we have agreed to solicit our unitholders again at a subsequent special meeting. Any subsequent solicitation would result in additional costs and expenses to us and would decrease the amount of cash available to be distributed to our unitholders.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE COPANO ENERGY, L.L.C. LONG-TERM INCENTIVE PLAN

Pursuant to a recommendation of the Compensation Committee made in August 2005, the Board of Directors has approved an amendment to the Company’s LTIP, subject to unitholder approval. The Board of Directors believes that this amendment is necessary in order to continue to attract and retain high caliber individuals to serve as officers, directors, employees and consultants of the Company and to increase the efficiency of the administration of the LTIP. If the amendment is approved, it will be effective as of the date of the Special Meeting of unitholders. The proposed amendment to the LTIP, if approved, will (i) increase the total number of common units authorized to be issued under the LTIP to the lesser of (a) 2,500,000 units or (b) the number of units equal to 10% of the sum of total common units outstanding and the total number of common units that may be issued to the holders of any outstanding equity securities convertible into common units, exclusive of outstanding awards under the LTIP, determined at the time of any award, (ii) provide that not more that 30% of the total number of common units authorized to be issued under the LTIP may be delivered in payment of restricted units and/or phantom units, (iii) designate consultants of the Company as a class eligible for awards under the LTIP and (iv) permit the Compensation Committee of our Board of Directors, in its discretion, to delegate any of its administrative powers under the LTIP to our Chief Executive Officer (other than with respect to grants made to executive officers and directors). We refer to this proposal in this Proxy Statement as the LTIP Amendment Proposal.

Adoption of the LTIP Amendment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting by holders of common units and subordinated units, voting together as one class, provided that the total votes cast represent over 50% in interest of all our outstanding common units and subordinated units. A properly executed proxy submitted without instructions on how to vote will be voted FOR this proposal, unless your proxy is properly revoked. A properly executed proxy submitted and marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining the existence of a quorum.

For a more complete description of the LTIP Amendment, please see “Proposed Amendment to the LTIP” below and a copy of the First Amendment to the Copano Energy L.L.C. Long-Term Incentive Plan included as Annex A to this Proxy Statement (the “LTIP Amendment”). For a more complete description of the LTIP generally, please see “Summary Description of the Copano Energy, L.L.C. Long-Term Incentive Plan” below. A copy of the LTIP is included as Annex B to this Proxy Statement. The statements made in this Proxy Statement with respect to the LTIP Amendment Proposal should be read in conjunction with, and are qualified in their entirety by reference to, the full text of the LTIP and the LTIP Amendment, which are incorporated by reference herein from Annex A and Annex B.

Proposed Amendment to the LTIP

1.                 Increase Units Available for Delivery under the LTIP.   As of the date hereof, the Company has made awards under the LTIP to its independent directors and to all its Employees (as defined in the LTIP) with the exception of its Chairman of the Board and Chief Executive Officer. These grants include awards of approximately 86,000 restricted units and options to acquire approximately 169,000 common units to new employees in connection with the ScissorTail Acquisition. Accordingly, approximately 185,000 common units are currently available for delivery with respect to awards under the LTIP out of the initial 800,000 common units authorized at the time of the Company’s initial public offering. As a result of LTIP awards contemplated in connection with potential future acquisitions and future LTIP awards that may be awarded in connection with the Company’s compensation strategy, the Board of Directors recommends an amendment to the LTIP to provide that common units delivered with respect to awards under the LTIP will not exceed the lesser of (a) 2,500,000 units or (b) the number of units equal to 10% of the sum of total common units outstanding and the total number of common units that may be issued to the holders of any outstanding equity securities convertible into common units, exclusive of outstanding awards under the LTIP, determined at the time of any award. The LTIP would be further modified to provide that not more that 30% of the total number of common units authorized to be issued under the LTIP may be delivered in payment of restricted units and phantom units. Currently the LTIP provides that not more than 25% of the 800,000 common units authorized to be issued under the LTIP may be delivered in payment of restricted units and phantom units Assuming this amendment was in effect as of the date hereof, [   ] units would be authorized for delivery under the LTIP with [   ] units available for future awards. Our Board of Directors believes that this amount would be sufficient for a reasonable period.

2.                 Permit the Compensation Committee to Delegate Certain of its Authority to the CEO.   To ease the administrative burden on the Compensation Committee of the Board of Directors in making LTIP awards outside an annual award process, the Board of Directors recommends an amendment to the LTIP to permit the Compensation Committee to delegate certain of its duties under the LTIP, including the authority to make certain awards, to the Company’s Chief Executive Officer. Such delegated authority would not include the authority to make grants to directors or officers of the Company. Upon adoption of the LTIP Amendment Proposal, it is anticipated that our Compensation Committee will delegate its authority under the LTIP, within defined parameters, to our Chief Executive Officer with respect to the grant of awards to newly-hired non-officer employees.

3.                 Amend the Definition of Employees to Permit Grants to Consultants.   The Board of Directors also recommends an amendment to the LTIP to expand the class of persons eligible for grants to include consultants. This amendment would provide management with additional flexibility in compensating consultants for services.

Effects of Approval

We will use the additional common units deliverable under the LTIP to provide incentive to our officers, directors, employees and consultants for superior performance and to enhance our ability to attract and retain the services of individuals essential for our growth and profitability. Furthermore, it is anticipated that our Compensation Committee will delegate certain of its duties under the LTIP, including the authority to make certain awards, to the Company’s Chief Executive Officer. These amendments will be effective immediately upon the approval of our unitholders. The LTIP will continue to be administered under the direction of the Compensation Committee of our Board of Directors.

Effects of Failure to Approve

We will be unable to award any grants under the LTIP beyond the current outstanding number of authorized common units because the NASDAQ Marketplace Rules require unitholder approval of such increase in authorized units under an equity compensation plan. There are approximately 185,000 common units currently available for award out of the initial 800,000 common units authorized at the time of the Company’s initial public offering for delivery under the LTIP. Once current availability under the LTIP is exhausted, the Board would be required to consider alternatives available to help attract new employees and to retain and motivate key individuals who are currently our employees or who become employees as a result of any future acquisitions.

Also, if the LTIP Amendment Proposal is not approved, our Compensation Committee would be required to continue to meet to consider each award under the LTIP without regard to the identity of the grantee or the number of common units subject to the award. Finally, absent approval of the LTIP Amendment Proposal, our Compensation Committee would not have the flexibility to include awards under the LTIP as a component of a consultant’s compensation package.

Summary Description of the Copano Energy, L.L.C. Long-Term Incentive Plan

The LTIP consists of four components: restricted units, phantom units, unit options and unit appreciation rights. The LTIP currently limits the number of units that may be delivered pursuant to awards to 800,000 units, provided that no more than 25% of such units (as adjusted) may be delivered as payment with respect to restricted units and phantom units. Units withheld to satisfy exercise prices or tax withholding obligations are available for delivery pursuant to other awards.

Administration.   The LTIP is administered by the Compensation Committee of our Board of Directors. Our Board of Directors and the Compensation Committee may terminate or amend the LTIP at any time with respect to any units for which a grant has not yet been made. Our Board of Directors and the Compensation Committee also have the right to alter or amend the LTIP or any part of the plan from time to time, including increasing the number of units that may be granted subject to unitholder approval as required by the exchange upon which the common units are listed at that time. However, no change in any outstanding grant may be made that would materially reduce the benefits of the participant without the consent of the participant. The plan will expire on the earlier of the tenth anniversary of its adoption or its termination by the Board of Directors or the Compensation Committee. Awards then outstanding will continue pursuant to the terms of their grants.

Eligibility.   Currently, awards may be granted only to persons who, at the time of grant, are Employees (as defined in the LTIP) or directors of the Company. Awards may be granted on more than one occasion to the same person, and awards may consist of any combination of restricted units, phantom units, unit options, and unit appreciation rights, as is best suited to the circumstances of the particular person.

Restricted Units.   A restricted unit is a common unit that vests over a period of time and that during such time is subject to forfeiture. The Compensation Committee will determine the period over which restricted units granted under the LTIP will vest. The Compensation Committee may base its determination upon the achievement of specified financial objectives. In addition, the restricted units will vest upon a change of control of our Company, as defined in the plan, unless provided otherwise by the Compensation Committee. Distributions made on restricted units may be subjected to the same vesting provisions as the restricted units.

If a grantee’s employment or membership on the Board of Directors terminates for any reason, the grantee’s restricted units will be automatically forfeited unless, and to the extent, the Compensation Committee or the terms of the award agreement provide otherwise. Common units to be delivered as restricted units may be common units acquired by us in the open market, common units already owned by us, common units acquired by us from any other person or any combination of the foregoing. If we issue new common units upon the grant of the restricted units, the total number of common units outstanding will increase.

We intend the restricted units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Phantom Units.   A phantom unit entitles the grantee to receive a common unit upon the vesting of the phantom unit or, in the discretion of the Compensation Committee, cash equivalent to the value of a common unit. As of the date hereof, no phantom units have been awarded under the LTIP. In the future, the Compensation Committee may determine to make grants of phantom units under the plan containing such terms as the Compensation Committee shall determine, including the period over which phantom units will vest. The Compensation Committee may base its determination upon the achievement of specified financial objectives. In addition, the phantom units will vest upon a change of control of our Company, unless provided otherwise by the Compensation Committee.

If a grantee’s employment or membership on the Board of Directors terminates for any reason, the grantee’s phantom units will be automatically forfeited unless, and to the extent, the Compensation Committee or the terms of the award agreement provide otherwise. Common units to be delivered upon the vesting of phantom units may be common units acquired by us in the open market, common units already owned by us, common units acquired by us from any other person or any combination of the foregoing. If we issue new common units upon vesting of the phantom units, the total number of common units outstanding will increase. The Compensation Committee, in its discretion, may grant tandem distribution equivalent rights with respect to phantom units that entitle the holder to receive cash equal to any cash distributions made on common units while the phantom units are outstanding.

We intend the issuance of any common units upon vesting of the phantom units under the plan to serve as a means of incentive compensation for performance and not primarily as an opportunity to participate in the equity appreciation of our common units. Therefore, plan participants will not pay any consideration for the common units they receive, and we will receive no remuneration for the units.

Unit Options.   The LTIP permits the grant of options covering common units upon such terms as the Compensation Committee shall determine. Unit options are required to have an exercise price that may not be less than the fair market value of the units on the date of grant. In general, unit options granted will become exercisable over a period determined by the Compensation Committee. In addition, the unit options will become exercisable upon a change in control of our Company, unless provided otherwise by the Compensation Committee. If a grantee’s employment or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit options will be automatically forfeited unless, and to the extent, the option agreement or the Compensation Committee provides otherwise.

Unit Appreciation Rights.   The LTIP permits the grant of unit appreciation rights, which are awards that, upon exercise, entitle the participant to receive the excess of the fair market value of a unit on the exercise date over the exercise price established for the unit appreciation right. Such excess may be paid in common units, cash or a combination thereof, as determined by the Compensation Committee in its discretion. As of the date hereof, no unit appreciation rights have been awarded under our LTIP. In the future, the Compensation Committee may determine to make grants of unit appreciation rights under the plan containing such terms as the Compensation Committee shall determine. Unit appreciation rights are required to have an exercise price that may not be less than the fair market value of the common units on the date of grant. In general, unit appreciation rights granted will become exercisable over a period determined by the Compensation Committee. In addition, the unit appreciation rights will become exercisable upon a change in control of our Company, unless provided otherwise by the Compensation Committee. If a grantee’s employment or membership on the Board of Directors terminates for any reason, the grantee’s unvested unit appreciation rights will be automatically forfeited unless, and to the extent, the grant agreement or Compensation Committee provides otherwise.

Upon exercise of a unit option (or a unit appreciation right settled in common units), we will issue new common units, acquire common units on the open market or directly from any person or use any combination of the foregoing, in the Compensation Committee’s discretion. If we issue new common units upon exercise of the unit options (or a unit appreciation right settled in common units), the total number of common units outstanding will increase. The availability of unit options and unit appreciation rights is intended to furnish additional compensation to employees and members of our Board of Directors and to align their economic interests with those of unitholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT UNITHOLDERS VOTE “FOR” APPROVAL OF THE LTIP AMENDMENT PROPOSAL, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

Reasons for Board of Directors’ Recommendation

Our Board of Directors believes that our future success depends, in large part, upon our ability to maintain a competitive position to:

•       attract new employees and executives with competitive compensation packages;

•       retain our existing executives who are attractive candidates to other companies in our industries;

•       motivate and recognize our directors, officers, employees and consultants; and

•  ensure the availability of incentive awards for employees we hire as a result of acquisitions.

INTERESTS OF CERTAIN PERSONS

In considering the recommendation of our Board of Directors to approve the Class B Conversion and Issuance Proposal, you should be aware that if the Class B Conversion and Issuance Proposal is approved at our Special Meeting, the Class B Unitholders will receive common units. The common units will be listed on The NASDAQ National Market and will therefore be a more liquid security than the Class B common units. Our other unitholders will not receive any additional securities or other consideration if the Class B Conversion and Issuance Proposal is approved.

You should also be aware that, upon conversion of the Class B units to common units, Kayne Anderson MLP Investment Company will own 12.6% of our outstanding units and Goldman, Sachs & Co., on behalf of its Principal Strategies Group, will own 6.3% of our outstanding units.

DESCRIPTION OF UNITS

COMMON UNITS

The common units represent limited liability company interests in us. The holders of units are entitled to participate in distributions and exercise the rights or privileges available to unitholders under our limited liability company agreement.

Distributions

During the subordination period, the common units have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.40 per unit, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed on the common units.

Voting Rights

Common unitholders have the right to vote with respect to the election of our Board of Directors, certain issuances of common units during the subordination period, the issuance of units senior to the common units during the subordination period, certain amendments to our limited liability company agreement, the merger of our company or the sale of all or substantially all of our assets, and the dissolution of our company.

Dissolution and Liquidation

If we liquidate during the subordination period, we will allocate gain and loss to entitle the holders of common units a preference over the holders of subordinated units and Class B units to the extent required to permit the common unitholders to receive their unrecovered initial unit price, plus the minimum quarterly distribution for the quarter during which liquidation occurs, plus any arrearages.

No Preemptive Rights

Holders of common units, are not entitled to preemptive rights with respect to issuances of additional securities by us.

CLASS B UNITS

We amended our limited liability company agreement upon the completion of our acquisition of ScissorTail to create a new series of units designated as Class B units. The Class B units, together with our common units and subordinated units, represent membership interests in us. Unlike the common units, the Class B units are not publicly traded.

Conversion

Upon approval of the Class B Conversion and Issuance Proposal, each Class B unit will automatically convert into one common unit and none of the Class B units will remain outstanding. If unitholder approval is not received, each Class B unit will remain outstanding and will continue to receive distributions of 110% of the amount of distributions paid on each common unit.

Distributions

Each Class B unit has the right to share in distributions on a pro rata basis with the common units, with the amount of any distributions on such Class B unit equaling 110% of the quarterly cash distribution amount payable on each common unit.

Voting Rights

Class B units are non-voting except that the Class B units shall be entitled to vote as a separate class on any matter that adversely affects the rights or preferences of the Class B units in relation to other classes of interests or as required by law. The approval of a majority of the Class B units shall be required to approve any matter upon which the holders of Class B units are entitled to vote.

Dissolution and Liquidation

If we liquidate during the subordination period, we will allocate gain and loss to entitle the holders of common units and subordinated units a preference over the holders of Class B units to the extent required to permit the common unitholders and subordinated unitholders to receive their unrecovered initial unit price, plus the minimum quarterly distribution for the quarter during which liquidation occurs, plus any arrearages for the common unitholders.

No Preemptive Rights

Holders of Class B units, like holders of common units, are not entitled to preemptive rights with respect to issuances of additional securities by us.

SUBORDINATED UNITS

The subordinated units are a separate class of limited liability company interests in our Company, and the rights of holders of subordinated units to participate in distributions to unitholders differ from, and are subordinated to, the rights of the holders of common units and Class B units. Unlike the common units, the subordinated units are not publicly traded.

Conversion

Each subordinated unit will convert into one common unit at the end of the subordination period, which will end the first day of any quarter beginning after September 30, 2006 that each of the following tests is met:

•       distributions of available cash from operating surplus on each of the outstanding common units and subordinated units for the two consecutive four-quarter periods immediately preceding that date equaled or exceeded the minimum quarterly distribution;

•       the adjusted operating surplus generated during the two consecutive four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units; and

•       there are no arrearages in payment of the minimum quarterly distribution on the common units.

Distributions

During the subordination period, the subordinated units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.40 per unit provided that common units and Class B units have been paid their minimum quarterly distributions and any arrearages for any prior quarter during the subordination period.

Voting Rights

Subordinated units have the same voting rights as common units.

Dissolution and Liquidation

If we liquidate during the subordination period, we will allocate gain and loss to entitle the holders of common units a preference over the holders of subordinated units to the extent required to permit the common unitholders to receive their unrecovered initial unit price, plus the minimum quarterly distribution for the quarter during which liquidation occurs, plus any arrearages. Subordinated units will have a preference over the holders of Class B units to the extent required to permit the subordinated unitholders to receive their unrecovered initial unit price, plus the minimum quarterly distribution for the quarter during which liquidation occurs.

No Preemptive Rights

Holders of subordinated units, like holders of common units and Class B units, are not entitled to preemptive rights with respect to issuances of additional securities by us.

EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers for the years ended December 31, 2004 and 2003.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Securities Underlying Options	All Other Compensation
John R. Eckel, Jr.	2004	$208,626	$125,000		$23,595		—	—
Chairman of the Board and	2003	$202,267	—		$13,749		—	—
Chief Executive Officer
R. Bruce Northcutt	2004	$202,000	$225,000	(1)	$61,062	(2)	15,000	—
President and Chief	2003	$135,641	—		$7,320		—	—
Operating Officer
Matthew J. Assiff	2004	$142,500	$91,800		$29,337		10,000	—
Senior Vice President and	2003	$133,750	$11,000		$14,721		—	—
Chief Financial Officer
Douglas L. Lawing	2004	$113,000	$62,000		$18,722		7,600	—
Vice President, General	2003	—	—		—		—	—
Counsel and Secretary
Lari Paradee	2004	$113,625	$60,000		$19,335		7,600	—
Vice President and Controller	2003	—	—		—		—	—

(1)          Includes a one-time bonus of $125,000 to which Mr. Northcutt was entitled upon completion of our initial public offering pursuant to the terms of his employment agreement.

(2)          In accordance with rules of the SEC, the dollar value of the prerequisites and other personal benefits of named executives are only shown to the extent that they exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive. The amount shown for Mr. Northcutt in 2004 included $41,184 related to debt forgiveness, a $9,600 automobile allowance, an $8,000 payment for unused sick time, and $2,278 in insurance-related benefits.

The following table reflects the options that were granted in 2004 under our Long-Term Incentive Plan to the named executive officers. Each option has an exercise price equal to the fair market value of our common units on the date of grant, has a ten-year term and vests in five equal annual installments commencing on November 15, 2005 or earlier, upon a change of control, death or disability. The rates of unit appreciation presented in this table for the units underlying the options are not predictions of future unit prices.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Unit Price Appreciation for Option Term(1)
	Number of
	Securities	Percent of Total
Name	Underlying Options Granted (#)	Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Unit)	Expiration Date	5% ($)	10% ($)
John R. Eckel, Jr.	—	—	—	—	—	—
R. Bruce Northcutt	15,000	7.5%	$20.00	11/14/2014	$188,700	$478,050
Matthew J. Assiff	10,000	5.0%	$20.00	11/14/2014	$125,800	$318,700
Douglas L. Lawing	7,600	3.8%	$20.00	11/14/2014	$95,608	$242,212
Lari Paradee	7,600	3.8%	$20.00	11/14/2014	$95,608	$242,212

(1)          All options granted in 2004 have a ten-year term.

The following table reflects exercises of options by the named executive officers during 2004 and unexercised options held by them at the end of 2004.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

		Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Units Acquired on Exercise (#)	Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
John R. Eckel, Jr.	—	—	—/—	—/—
R. Bruce Northcutt	—	—	—/15,000	—/$127,500
Matthew J. Assiff	—	—	—/1,0000	—/$85,000
Douglas L. Lawing	—	—	—/7,600	—/$64,600
Lari Paradee	—	—	—/7,600	—/$64,600

(1)          These values are calculated based upon the difference between the last reported sale price of our common units as reported on NASDAQ on December 31, 2004 ($28.50) and the exercise price of the options ($20.00).

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information, as of December 31, 2004, relating to equity compensation plans pursuant to which unit options, restricted units or other rights to acquire units may be granted from time to time.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise/Vesting of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Units Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Units Reflected in the First Column of this Table)
Equity Compensation Plans Approved by Unitholders(1)	218,000	(2)	$20.000	(3)	582,000
Equity Compensation Plan Not Approved by Unitholders	—		—		—
Total	218,000	(2)	$20.000	(3)	582,000

(1)          Our sole equity compensation plan is our Long-Term Incentive Plan, which was approved by our members prior to our initial public offering.

(2)          Includes 18,000 issued and outstanding restricted common units and options to purchase 200,000 common units awarded under our Long-Term Incentive Plan.

(3)          Weighted average exercise price of outstanding options; excludes restricted common units.

Employment Agreements

R. Bruce Northcutt, our President and Chief Operating Officer, entered into an employment agreement with Copano/Operations, Inc. (“Copano Operations”) and certain of our subsidiaries effective April 28, 2003, pursuant to which he agreed to serve us in those capacities. Effective January 1, 2005, Copano Operations assigned its rights and obligations under Mr. Northcutt’s employment agreement to us. Mr. Northcutt’s employment agreement has an initial term that expired on April 28, 2005, but the employment agreement automatically continues from year to year thereafter until terminated by Mr. Northcutt or by us. Mr. Northcutt’s employment agreement also provides for a non-competition period that will continue for one year after the termination of his employment by us for cause or by Mr. Northcutt other than for a good reason.

Mr. Northcutt’s employment agreement initially provided for an annual base salary of $200,000 subject to annual review. Mr. Northcutt’s employment agreement also provides for an annual incentive bonus targeted at 50% of his base salary, which is payable within the discretion of our Board of Directors, taking into account his individual performance and our financial performance during the preceding year. On March 1, 2005, Mr. Northcutt’s employment agreement was amended to reflect his current annual base salary of $226,000 and to provide that, effective April 28, 2005, his right with respect to an annual incentive bonus will be governed by the terms of our Management Incentive Compensation Plan rather than the existing provisions of his employment agreement for so long as the Management Incentive Compensation Plan, or successor plan, remains in effect. Additionally, Mr. Northcutt is eligible to participate in all other benefit programs for which employees and/or senior executives are generally eligible. Except in the event of termination for cause, termination upon Mr. Northcutt’s death or disability or termination by Mr. Northcutt other than for good reason, the employment agreement provides for a severance payment equal to one year of Mr. Northcutt’s then base salary plus one year of continued benefits following termination of employment.

John A. Raber, President and Chief Operating Officer of ScissorTail and Copano Energy/Rocky Mountains and Mid-Continent, L.L.C., subsidiaries of the Company, entered into an employment agreement with CPNO Services L.P. ("CPNO")  effective August 1, 2005, pursuant to which he agreed to serve in those capacities. Mr. Raber’s employment agreement has an initial term that expires on August 1, 2007 (“Primary Term”), but the employment agreement automatically continues from year to year thereafter until terminated by Mr. Raber or by us. Mr. Raber’s employment agreement also provides for a non-competition period that will continue for one year after termination of his employment.

Mr. Raber’s employment agreement provides for an annual base salary of $256,000, subject to annual review. Mr. Raber’s employment agreement also provides for an annual incentive bonus targeted at 50% of his base salary, which is payable in the discretion of our Board of Directors, taking into account his individual performance and ScissorTail’s and our financial performance during the preceding year. Mr. Raber’s right with respect to an annual incentive bonus will be governed by the terms of our Management Incentive Compensation Plan for so long as the Management Incentive Compensation Plan, or successor plan, remains in effect. Additionally, Mr. Raber is eligible to participate in all other benefit programs for which employees and/or senior executives are generally eligible. Except in the event of termination for cause or termination upon Mr. Raber’s death or disability, the employment agreement provides that upon termination by us of the employment agreement prior to the expiration of the Primary Term, Mr. Raber shall be entitled to a severance payment equal to two times the sum of (a) his base salary in effect at the time of termination and (b) 50% of his maximum incentive award under the bonus plan in which he is participating at the time of termination. If Mr. Raber is terminated at any time after the expiration of the Primary Term, he shall be entitled to a severance payment equal to one year of his then base salary in effect at the time of termination and shall be eligible to receive a pro-rata bonus pursuant to the terms of the Management Incentive Compensation Plan or any applicable incentive compensation plan as may be in effect. In addition, Mr. Raber is entitled to the greater of (a) one year of continued benefits following termination of employment or (b) continued benefits following termination of employment for the remainder of the Primary Term.

Change of Control and Severance Arrangements

In February 2005, our Board of Directors adopted a Management Incentive Compensation Plan to be effective beginning in 2005, which provides for annual cash bonus opportunities for executive officers and certain key employees based upon the achievement of a combination of individual performance goals and of Company operational and financial objectives. In the event of the termination of a plan participant’s employment without “cause” or termination of employment by a plan participant for “good reason,” in either case within one year of a change of control of our company, the participant is entitled to a pro rata portion of his or her annual target award under the plan. Other than these provisions and certain provisions in Mr. Northcutt’s and Mr. Raber’s employment agreements, there are no other arrangements that could result in payments by us to any of our named executive officers as a result of a change of control.

In April 2005, Ron W. Bopp was elected our Senior Vice President, Corporate Development. In connection with his employment, we agreed that if we terminate Mr. Bopp’s employment without cause, then he would be entitled to continued payment of his base salary for twelve months following such termination unless we adopt a severance plan that would provide for a higher amount. As consideration for this severance benefit, Mr. Bopp agreed not to compete with us for one year following: (i) our termination of his employment for cause or (ii) Mr. Bopp’s voluntarily termination of his employment.

Director Compensation

Annual Retainer and Fees. Each independent member of our Board of Directors receives an annual retainer of $30,000. We also pay each director serving as Chairman of the Compensation, Conflicts or Nominating and Governance Committee an additional $4,000 per year. A director serving as Chairman of the Audit Committee is paid $8,000 per year and each additional member of the Audit Committee is paid $4,000 per year. Directors are not paid a fee for attendance at individual meetings of our Board of Directors. Directors serving on the Compensation, Conflicts or Nominating and Governance Committees are paid a fee of $1,000 for attendance at each meeting and directors serving on the Audit Committee are paid a fee of $1,500 per meeting. In addition, each independent member of our Board of Directors is reimbursed for out-of-pocket expenses in connection with attending meetings of our Board of Directors or committees. Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law.

Unit Awards. Upon the initial election of each of our independent directors, we awarded each independent director 3,000 restricted units under our LTIP and upon each annual anniversary date of grant, we plan to award each independent director an additional 1,500 restricted units.  Each restricted unit award (and the associated distributions) vests in equal one-third annual installments commencing on the first anniversary of the grant date or upon a change of control, death, disability or, in certain circumstances, retirement.

Compensation Committee Interlocks and Insider Participation

Upon the closing of our initial public offering in November 2004, Messrs. Thacker, Porter and Crump were appointed to serve as members of the Compensation Committee.  In December 2004, Mr. Crump resigned as a member of the Compensation Committee and was replaced with Mr. Griffiths. All members of our Compensation Committee are “independent” directors as defined by the NASDAQ listing standards. Additionally, no member of the Compensation Committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date the number of units beneficially owned by: (i) each person who is known to us to beneficially own more than 5% of a class of voting units; (ii) the current members of our Board of Directors; (iii) each executive officer named in the Summary Compensation Table included under “Executive Compensation”; and (iv) all current directors and executive officers as a group. We obtained certain information in the table from filings made with the SEC. Unless otherwise noted, each beneficial owner has sole voting power and sole investment power.

Name of Beneficial Owner, Director or Named Executive Officer	Common Units	Percentage of Common Units	Subordinated Units	Percentage of Subordinated Units	Percentage of Total Voting Units Beneficially Owned
Copano Partners Trust, L.P.(1)	763,221	8.9%	1,317,733	37.4%	17.2%
DLJ Merchant Banking Partners III, L.P. and related owners(2)	230,560	2.7%	874,924	24.9%	9.1%
EnCap Energy Capital Fund III, L.P. and related owners(3)	—	—	642,324	18.3%	5.3%
John R. Eckel, Jr.(1)(4)(5)	763,221	8.9%	1,317,733	37.4%	17.2%
R. Bruce Northcutt(5)(6)	45,330	0.5%	73,084	2.1%	1.0%
Matthew J. Assiff(5)(7)	23,581	0.3%	37,261	1.1%	0.5%
Douglas L. Lawing(5)	*	*	*	*
Lari Paradee(5)	*	*	*	*	*
Robert L. Cabes, Jr.(8)	*	*	*	*	*
James G. Crump(9)	*	*	*	*	*
Ernie L. Danner(9)	*	*	*	*	*
Scott A. Griffiths(9)	*	*	*	*	*
Michael L. Johnson(9)	*	*	*	*	*
T. William Porter(9)	*	*	*	*	*
William L. Thacker(9)	*	*	*	*	*
All directors and executive officers as a group (23 persons)(10)	934,780	10.9%	1,428,078	40.6%	19.5%

*                    Less than 1% of total outstanding units of class.

(1)          All units are held by Copano Partners Trust, a Delaware statutory trust, the sole beneficiary of which is Copano Partners, L.P., which retains sole voting and dispositive power with respect to the common units and subordinated units held by Copano Partners Trust. Ten grantor trusts own indirectly all of the outstanding general partner interests in Copano Partners, L.P. and, together with 19 additional grantor trusts, own, directly or indirectly, all of its outstanding limited partner interests. The direct or indirect beneficiaries of the grantor trusts are members of our management team, certain of our employees and certain current and former employees of Copano Operations and consultants. 27 of the 29 grantor trusts have three trustees, John R. Eckel, Jr., Charles R. Noll, Jr. and Charles R. Barker, Jr., and Mr. Eckel has the power to appoint additional trustees for 23 of the 29 grantor trusts, including each of the grantor trusts holding indirect interests in the general partner of Copano Partners, L.P. Mr. Eckel, Jeffrey A. Casey and Douglas L. Lawing serve as the trustees of one of the remaining grantor trusts and Messrs. Eckel, Noll, Barker and Matthew J. Assiff serve as the trustees of the other remaining grantor trust.

(2)          Based solely on information furnished in the Schedule 13D filed with the SEC by such person on November 24, 2004 and subsequent transactions known to us. Includes common units and subordinated units owned by MBP III AIV, L.P., and MBP III Onapoc Holdings LLC, which are merchant banking funds managed by affiliates of CSFB Private Equity that are indirect subsidiaries of Credit Suisse First Boston (USA), Inc. (formerly Donaldson, Lufkin & Jenrette, Inc.) (“CSFB-USA”).

Credit Suisse First Boston, a Swiss bank, owns the majority of the voting stock of Credit Suisse First Boston, Inc., which owns all of the stock of CSFB-USA. The ultimate parent company of Credit Suisse First Boston is Credit Suisse Group (“CSG”). CSG disclaims beneficial ownership of the reported common units that are beneficially owned by its direct and indirect subsidiaries. Mr. Cabes, a member of our Board of Directors, has been engaged by Credit Suisse First Boston’s Alternative Capital Division as a consultant and serves on the board of and monitors the operations of various existing portfolio companies of Credit Suisse First Boston’s Alternative Capital Division. DLJ Merchant Banking Partners III, L.P. and related owners can be contacted at the following address: Eleven Madison Avenue, New York, New York 10010-3629.

(3)          Based solely on information furnished in the Schedule 13D filed with the SEC by such person on November 24, 2004 and subsequent transactions known to us. Includes common units and subordinated units owned by EnCap Energy Capital Fund III, L.P. (“EnCap Fund III”), EnCap Acquisition III-B, Inc. (“EnCap Acquisition III-B”) and BOCP Energy Partners, L.P. (“BOCP”). Such entities or persons may be deemed to share the voting and dispositive control with respect to the securities owned by EnCap Fund III, EnCap Acquisition III-B, and BOCP as a result of the relationships described as follows:

•       EnCap Energy Capital Fund III-B, L.P. (“EnCap Fund III-B”) is the sole shareholder of EnCap Acquisition III-B;

•       EnCap Investments L.L.C. is the sole general partner of EnCap Fund III and EnCap Fund III-B and is the manager of BOCP; and

•       EnCap Investments L.P. is the sole manager of EnCap Investments L.L.C., EnCap Investments GP, L.L.C. is the sole general partner of EnCap Investments L.P., RNBD GP LLC is the sole member of EnCap Investments GP, L.L.C., and David B. Miller, Gary R. Petersen, D. Martin Phillips, and Robert L. Zorich are the members of RNBD GP LLC.

Each of EnCap Investments L.L.C., EnCap Investments L.P., EnCap Investments GP, L.L.C., RNBD GP LLC, David B. Miller, Gary R. Petersen, D. Martin Phillips, and Robert L. Zorich disclaims beneficial ownership of the reported securities in excess of such entity’s or person’s respective pecuniary interest in the securities.

EnCap Energy Capital Fund III, L.P. and related owners can be contacted at the following address: 1100 Louisiana, Suite 3150, Houston, Texas 77002.

(4)          Mr. Eckel is the direct or indirect beneficiary of grantor trusts that directly or indirectly own 67.4% of the outstanding partnership interests of Copano Partners, L.P. Mr. Eckel disclaims beneficial ownership of the reported securities in excess of his pecuniary interest in the securities.

(5)          Messrs. Eckel, Northcutt, Assiff and Lawing and Ms. Paradee can be contacted at the following address: 2727 Allen Parkway, Suite 1200, Houston, Texas 77019.

(6)          Includes options to acquire 3,000 common units that are exercisable within 60 days of the Record Date.

(7)          Includes options to acquire 2,000 common units that are exercisable within 60 days of the Record Date. Mr. Assiff is also the beneficiary of a grantor trust that owns 1.2% of the outstanding partnership interests in Copano Partners, L.P. Mr. Assiff disclaims beneficial ownership of the reported securities in excess of his pecuniary interest in the securities.

(8)          Mr. Cabes, a member of our Board of Directors, is a Principal of Avista Capital Holdings, L.P. a private equity firm focused on investments in the energy, media and healthcare sectors. Mr. Cabes has been engaged by Credit Suisse First Boston’s Alternative Capital Division as a consultant and serves on the board of and monitors the operations of various existing portfolio companies of Credit Suisse First Boston’s Alternative Capital Division. Credit Suisse First Boston and its affiliates own a 9.1% equity interest in us as of the Record Date. Mr. Cabes can be contacted at the following address: 1000 Louisiana, Suite 1975, Houston, TX 77002. For additional information relating to Mr. Cabes, please read footnote (2) above.

(9)          Messrs. Crump, Danner, Griffiths, Johnson, Porter and Thacker, members of our Board of Directors, can be contacted at the following address: 2727 Allen Parkway, Suite 1200, Houston, Texas 77019.

(10)   Includes options to acquire 13,920 common units that are exercisable within 60 days of the Record Date.

SOLICITATION AND MAILING OF PROXIES

The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

We have retained D.F. King & Co. to aid in the solicitation of proxies, for which we will pay approximately $            , plus out of pocket expenses, for all of these solicitation services. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense. If a unitholder wishes to give such holder’s proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Special Meeting by the individual or individuals representing such unitholder.

As a matter of policy, proxies, ballots, and voting tabulations that identify individual unitholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any unitholder is not disclosed except as necessary to meet legal requirements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and proxy statements with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s public reference room at Judiciary Plaza, 450 Fifth Street, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.copanoenergy.com, where we post our SEC filings.

You may also request a copy of our filings, including any documents incorporated by reference in this Proxy Statement as described below, without charge, by calling our Investor Relations Representative at (713) 621-9547 or write to Investor Relations, 2727 Allen Parkway, Suite 1200 Houston, Texas 77019.

If you would like to request documents from us, please do so at least five business days before the date of the Special Meeting in order to receive timely delivery of the documents before the Special Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into any information that this Proxy Statement incorporates.

You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your units at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Proxy Statement.

The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR THE SPECIAL MEETING

As of the date of this Proxy Statement, our Board of Directors knows of no matters to be acted upon at the Special Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the Special Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our Company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Special Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

Douglas L. Lawing
Vice President, General Counsel and Secretary
Houston, Texas
, 2005

Annex A

First Amendment to
Copano Energy, L.L.C.
Long-Term Incentive Plan

WHEREAS, Copano Energy, L.L.C. (the “Company”) maintains the Copano Energy, L.L.C. Long-Term Incentive Plan (the “LTIP”) for the purpose of granting Awards thereunder to Employees and Directors of the Company and its Affiliates who perform services for the Company and its Affiliates; and

WHEREAS, the Company desires to amend the Plan to (i) increase the number of Units that may be delivered with respect to Awards under the Plan, (ii) provide the Committee with authority to delegate certain of its powers and duties under the Plan to the Chief Executive Officer of the Company, and (iii) expand the definition of Employee to include independent contractor consultants.

NOW, THEREFORE, the following provisions of the Plan shall be amended to read as follows:

A.    SECTION 2.   Definitions

“Employee” means (i) any employee of the Company or (ii) an employee of an Affiliate or an independent contractor consultant who performs services for the benefit of the Company or a subsidiary of the Company. As used herein, termination of consulting services shall be deemed to be a termination of employment.

B.     SECTION 3.   Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the following and applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation all references in the Plan to the “Committee”, other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a person who is an officer subject to Rule 16b-3 or a member of the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

A-1

C.     SECTION 4. Units.

(a)   Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan shall not exceed the lesser of (i) 2,500,000 Units or (ii) the number of units equal to 10% of the sum of total common units outstanding and the total number of common units that may be issued to the holders of any outstanding equity securities convertible into common units, exclusive of outstanding Awards under the Plan, determined at the time of any Award; provided however, no more than 30% of such Units (as adjusted) may be delivered in payment of Restricted Units and Phantom Units. If any Award (including Restricted Units) is terminated, forfeited or expires for any reason without the delivery of Units covered by such Award or Units are withheld from an Award to satisfy the exercise price or tax withholding obligation with respect to such Award, such Units shall again be available for delivery pursuant to other Awards granted under the Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.

All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

Executed this                   , 2005.

Copano Energy, L.L.C.
By:

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Annex B

COPANO ENERGY, L.L.C.
LONG-TERM INCENTIVE PLAN

SECTION 1.   Purpose of the Plan.

The Copano Energy, L.L.C. Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Copano Energy, L.L.C., a Delaware limited liability company (the “Company”), by providing to Employees and Directors of the Company and its Affiliates incentive compensation awards for superior performance that are based on Units. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage those individuals to devote their best efforts to advancing the business of the Company.

SECTION 2.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, (i) with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question and (ii) with respect to the Company Copano Operations for so long as Copano Operations provides any general and administrative functions or field operating personnel to the Company or its subsidiaries. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Award” means an Option, UAR, Restricted Unit or Phantom Unit granted under the Plan, and shall include any tandem DERs granted with respect to an Award.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the Company.

“Change of Control” means the happening of any of the following events:

(i)    the acquisition by any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company or an Affiliate of the Company (other than Copano Operations), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(ii)   the consummation of a reorganization, merger, consolidation or other form of business transaction or series of business transactions, in each case, with respect to which persons who were the members of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

(iii)  the sale, lease or disposition (in one or a series of related transactions) by the Company of all or substantially all the Company’s assets to any Person or its Affiliates, other than the Company or its Affiliates (other than Copano Operations); or

(iv)  a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the effective date of the initial public offering of the Company’s equity interests, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination or (C) are among the five initial independent directors of the Company, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors; or

(v)    the approval by the Board or the members of the Company of a complete or substantially complete liquidation or dissolution of the Company.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Copano Operations” means Copano Operations, Inc., a Texas corporation.

“DER” or “Distribution Equivalent Right” means a contingent right, granted in tandem with a specific Option, UAR or Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Award is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an employee of an Affiliate who performs services for the benefit of the Company or a subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Unit” means a common unit of the Company.

“UDR” or “Unit Distribution Right” means a distribution made by the Company with respect to a Restricted Unit.

“Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right. Such excess may be paid in cash and/or in Units as determined by the Committee in its discretion.

SECTION 3.   Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4.   Units.

(a)   Limits on Units Deliverable. Subject to adjustment as provided in Section 4(c), the number of Units that may be delivered with respect to Awards under the Plan is 800,000, except that no more than 25% of such Units (as adjusted) may be delivered in payment of Restricted Units and Phantom Units; provided, however, that if any Award (including Restricted Units) is terminated, forfeited or expires for any reason without the delivery of Units covered by such Award or Units are withheld from an Award to satisfy the exercise price or tax withholding obligation with respect to such Award, such Units shall again be available for delivery pursuant to other Awards granted under the Plan. Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash.

(b)   Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate or any other Person, newly issued Units, or any combination of the foregoing, as determined by the Committee in its sole discretion.

(c)   Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, or (iv) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.

SECTION 5.   Eligibility.

Any Employee or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6.   Awards.

(a)   Options. The Committee shall have the authority to determine the Employees and Directors to whom Options shall be granted, the number of Units to be covered by each Option, whether DERs are granted with respect to such Option, the purchase price for such Units and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)    Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted, provided such purchase price may not be less than its Fair Market Value as of the date of grant.

(ii)   Time and Method of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which an Option may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals, and, in its discretion, the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless-broker” exercise through procedures approved by the Company, with the consent of the Company, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii)  Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(iv)  DERs. To the extent provided by the Committee, in its discretion, a grant of Options may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(b)   UARs. The Committee shall have the authority to determine the Employees and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, whether DERs are granted with respect to such Unit Appreciation Right, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)    Exercise Price. The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted but may not be less than the Fair Market Value of a Unit as of the date of grant.

(ii)   Time of Exercise. The Committee shall determine the Restricted Period, i.e., the time or times at which a Unit Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals.

(iii)  Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.

(iv)  Unit Appreciation Right DERs. To the extent provided by the Committee, in its discretion, a grant of Unit Appreciation Rights may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Unit Appreciation Rights Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(c)   Phantom Units. The Committee shall have the authority to determine the Employees and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.

(i)    DERs. To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion.

(ii)   Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.

(iii)  Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

(d)   Restricted Units. The Committee shall have the authority to determine the Employees and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals, and such other terms and conditions as the Committee may establish with respect to such Awards.

(i)    UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be. Absent such a restriction on the UDRs in the Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.

(ii)   Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.

(iii)  Lapse of Restrictions. Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

(e)   General.

(i)    Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)   Limits on Transfer of Awards.

(A)  Except as provided in paragraph (C) below, each Award shall be exercisable or payable only by or to the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B)   Except as provided in paragraphs (A) and (C), no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C)   To the extent specifically provided or approved by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.

(iii)  Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.

(iv)  Unit Certificates. All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)    Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee determines.

(vi)  Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(vii) Change of Control. Unless specifically provided otherwise in the Award Agreement, upon a Change of Control or such time prior thereto as established by the Committee, all outstanding Awards shall automatically vest or become exercisable in full, as the case may be. In this regard, all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option or UAR is not exercised, or a Phantom Unit or Restricted Unit does not vest, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option or UAR that has a positive “spread” or a Phantom Unit or Restricted Unit, the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such “spread” if an Option or UAR or equal to the Fair Market Value of a Unit, if a Phantom Unit or Restricted Unit.

SECTION 7.   Amendment and Termination. Except to the extent prohibited by applicable law:

(a)    Amendments to the Plan. Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, without the consent of any member, Participant, other holder or beneficiary of an Award, or other Person.

(b)   Amendments to Awards. Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c) or, as determined by the Committee, in its sole discretion, as being necessary or appropriate to comply with applicable law, including, without limitation, Section 409A of the Internal Revenue Code of 1986, in any Award shall materially reduce the benefit of a Participant without the consent of such Participant.

(c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any Award.

SECTION 8.   General Provisions.

(a)   No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)   Tax Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

(c)   No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(d)   Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas law without regard to its conflict of laws principles.

(e)   Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(g)   No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

(h)   No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i)    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j)    Facility Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(k)   Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9.   Term of the Plan.

The Plan shall become effective on the date of the initial public offering of Units and shall continue until the earlier of the date terminated by the Board or the Committee or the 10th anniversary of the date the Plan was first approved by the Unitholders or members of the Company. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

SPECIAL MEETING OF UNITHOLDERS OF

COPANO ENERGY, L.L.C.

October 27, 2005

PROOF # 1

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
			FOR	AGAINST	ABSTAIN
		(1) Class B Conversion and Issuance Proposal (as defined in Proxy Statement)	☐	☐	☐

		(2) LTIP Amendment Proposal (as defined in Proxy Statement)	☐	☐	☐

IF YOU ARE THE HOLDER OF COMMON UNITS PURCHASED  SIMULTANEOUSLY WITH CLASS B UNITS, YOUR EXECUTION OF THIS PROXY CARD WILL INDICATE (A) YOUR VOTE OF ANY COMMON UNITS OTHER THAN THOSE PURCHASED SIMULTANEOUSLY WITH THE CLASS B UNITS HELD BY YOU ON THE RECORD DATE WITH RESPECT TO ITEM 1 AND (B) YOUR VOTE OF ALL COMMON UNITS HELD BY YOU ON THE RECORD DATE WITH RESPECT TO ITEM 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that  changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Unitholder	Date:	Signature of Unitholder		Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROOF # 1

* The Board of Directors unanimously recommends that unitholders vote “FOR” approval of Proposal 1 and 2

PROXY

COPANO ENERGY, L.L.C.

PROXY FOR SPECIAL MEETING OF UNITHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints John R. Eckel, Jr. and T. William Porter, and each of them, with or without the other, proxies, with full power of substitution, to vote all units that the undersigned is entitled to vote at the 2005 Special Meeting of Unitholders of Copano Energy, L.L.C. (the “Company”), to be held at 2727 Allen Parkway, Ground Level, Meeting Room 1, Houston, Texas 77019, on Thursday, October 27, 2005, at 9:00 a.m., Central Standard Time, and all adjournments and postponements thereof as follows:

This Proxy is revocable and will be voted as you specify on the reverse side hereof. If no specification is made with regard to any proposal, this Proxy will be voted FOR that proposal. Receipt of the Notice of the Special Meeting and the related Proxy Statement is hereby acknowledged.

(Continued and to be signed on the reverse side)

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